UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 25, 2012 (May 21, 2012)

INTERCORE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54012 (Commission File Number)	27-2506234 (I.R.S. Employer Identification No.)

1 International Boulevard, Suite 400 Mahwah, NJ 07495 (Address of principal executive offices) (zip code)

(201) 512-8732 (Registrant’s telephone number, including area code)

Heartland Bridge Capital, Inc. (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2012, our Board of Directors approved, and we entered into a Common Stock Purchase Agreement, as filed herewith as Exhibit 10.1 (the “Agreement”), with Epec Biofuels Holdings, Inc. (“Epec”). Under the terms of the Agreement we agreed to purchase Twenty Million (20,000,000) shares (the “Shares”) of Epec’s common stock, par value $0.0001 per share, at a purchase price of Five Cents ($0.05) per Share, for total consideration of One Million Dollars ($1,000,000), (the “Consideration”) payable as follows: (i) One Hundred Fifty Thousand Dollars ($150,000) paid upon execution thereof, (ii) Six Hundred Thousand Dollars ($600,000) paid by us in 4 installments of $150,000 each on each of June 15, 2012, June 30, 2012, July 15, 2012, and July 31, 2012 (the “Installment Payments”) pursuant to the terms of a promissory note as attached hereto as Exhibit 10.2 (the “Note”), and (iii) Two Million Two Hundred Fifty Thousand (2,250,000) shares of our common stock, restricted in accordance with Rule 144. The Shares represent approximately 20% of Epec’s outstanding common stock, on a fully diluted basis. Under the Agreement we have the right to appoint one person to Epec’s Board of Directors upon execution of the Agreement and a second director upon payment of the fourth Installment Payment.

The foregoing descriptions of the transactions contemplated therein and thereby do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as exhibits hereto and are incorporated herein by reference..

Item 3.02 Unregistered Sales of Equity Securities.

On May 21, 2012, we agreed to issue a total of Two Million Two Hundred Fifty Thousand (2,250,000) shares of our common stock, with a restrictive legend, to Epec pursuant to the Agreement. We plan to issue the shares in the near future. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investors were sophisticated, familiar with our operations, and there was no solicitation.

Item 8.01 Other Events

Enclosed as Exhibit 99.1 is a press release dated May 29, 2012, related to the contents hereof.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Common Stock Purchase Agreement

10.2	Form of Note

99.1	Press release dated May 29, 2012, issued by InterCore Energy, Inc., announcing agreement with Epec Biofuels Holdings, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2012	InterCore Energy, Inc.
a Delaware corporation
/s/ James F. Groelinger

By: James F. Groelinger
Its: Chief Executive Officer

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